Exhibit 21

SUBSIDIARIES

The following is a list of Subsidiaries of BJ’s Wholesale Club, Inc. as of March 31, 2003:

1.	BJ’s Wholesale Club, Inc. owns 100% of the issued shares of common stock of the following corporations:

Jurisdiction
Natick Security Corp.	Massachusetts
BJ’s MA Distribution Center, Inc.	Massachusetts
Mormax Beverages Corp.	Delaware
CWC Beverages Corp.	Connecticut
FWC Beverages Corp.	Florida
JWC Beverages Corp.	New Jersey
RWC Beverages Corp.	Rhode Island
YWC Beverages Corp.	New York
Mormax Corporation	Massachusetts
Natick Realty Holdings, Inc.	Maryland
Natick 1998 Realty Holdings, Inc.	Maryland
BJ’s Atlantic Distribution Center, Inc.	Pennsylvania
Strathmore Holdings, Inc.	Delaware
Natick GA Beverage Corp.	Georgia
Natick Atlantic Corp.	Georgia
BJ’s FL Distribution Center, Inc.	Florida

2.	Strathmore Holdings, Inc. is the sole general partner, owning 1%, and BJ’s owns a 99% limited partnership interest in:

Jurisdiction
Strathmore Partners LP	Delaware

3.	BJ’s Atlantic Distribution Center, Inc. owns 100% of the issued shares of the following trust:

Jurisdiction
BJ’s Northeast Business Trust	Massachusetts

4.	BJ’s Northeast Business Trust owns 100% of the issued shares of the following corporation:

Jurisdiction
Natick Realty, Inc.	Maryland

5.	Natick Realty, Inc. owns 100% of the issued shares of common stock of the following corporations:

Jurisdiction
Natick Second Realty Corp.	Massachusetts
Natick NJ Flemington Realty Corp.	New Jersey

Jurisdiction
Natick Fourth Realty Corp.	New Jersey
Natick Fifth Realty Corp.	Maryland
Natick Sixth Realty Corp.	Connecticut
Natick NH Realty Corp.	New Hampshire
Natick NY Realty Corp.	New York
Natick MA Realty Corp.	Massachusetts
Natick VA Realty Corp.	Virginia
Natick NY 1992 Realty Corp.	New York
Natick Portsmouth Realty Corp.	New Hampshire
Natick NJ Realty Corp.	New Jersey
Natick NJ 1993 Realty Corp.	New Jersey
Natick CT Realty Corp.	Connecticut
Natick ME 1995 Realty Corp.	Maine
Natick NY 1995 Realty Corp.	New York
Natick NH 1994 Realty Corp.	New Hampshire
Natick MA 1995 Realty Corp.	Massachusetts
Natick Yorktown Realty Corp.	New York
Natick Waterford Realty Corp.	Connecticut
Natick Sennett Realty Corp.	New York
Natick Bowie Realty Corp.	Maryland
Natick NY College Point Realty Corp.	New York
Mercer Mortgage Holdings, Inc.	Delaware
Natick SC Greenville Realty Corp.	South Carolina
Natick NC Mooresville Realty Corp.	North Carolina
Natick MD Lexington Park Realty Corp.	Maryland
Natick CT Derby Realty Corp.	Connecticut
Natick MD Westminster Realty Corp.	Maryland
Natick NY Freeport Realty Corp.	New York
Natick VA Mechanicsville Realty Corp.	Virginia
Natick NJ Hamilton Township Realty Corp.	New Jersey
Natick OH Canton Realty Corp.	Ohio
Natick NH Hooksett Realty Corp.	New Hampshire
Natick NY Nassau Realty Corp.	New York
Natick NJ Vineland Realty Corp.	New Jersey
Natick PA Realty Corp.	Pennsylvania
Natick PA 1995 Realty Corp.	Pennsylvania
Natick Lancaster Realty Corp.	Pennsylvania
Natick PA Plymouth Realty Corp.	Pennsylvania
Natick PA Stroudsburg Realty Corp.	Pennsylvania

6.	Natick Realty, Inc. owns 100% of the issued shares of the following business trusts:

Jurisdiction
Mercer Holdings 2002 Business Trust	Massachusetts

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